EXHIBIT 99.1

TAYLOR CAPITAL GROUP, INC.

REPORTS RESULTS FOR SECOND QUARTER OF 2004

Rosemont, IL – July 20, 2004 – Taylor Capital Group, Inc. (NASDAQ: TAYC), the holding company for Cole Taylor Bank, today reported net income for the second quarter of 2004 of $4.3 million, or $0.34 per diluted common share, compared to net income of $5.5 million, or $0.49 per diluted common share during the second quarter of 2003. Net income for the first six months of 2004 was $8.4 million, or $0.68 per diluted common share, compared to net income of $10.7 million, or $0.94 per diluted common share, for the first six months of 2003. For both the quarterly and year-to-date 2004 periods, net income decreased as a result of lower net interest income and noninterest income and higher provisions for loan losses.

Total assets were $2.77 billion at June 30, 2004, an increase of $164.4 million, or 6.3%, over total assets at December 31, 2003. Assets increased during the first half of 2004 primarily as a result of commercial loan growth, which totaled $144.3 million, or 9.0% during the six-month period.

On June 17, 2004, the Company issued $40 million of trust preferred securities through its newly formed subsidiary, TAYC Capital Trust II, in a private placement. The trust preferred securities and the underlying junior subordinated debentures, provide for quarterly distributions at a floating rate equal to the U.S. dollar three-month LIBOR plus 2.68%. The interest expense on the junior subordinated debentures is tax deductible. The proceeds of the trust preferred securities were used to fund the redemption of the Company’s Series A, 9% fixed-rate non-cumulative perpetual preferred stock at its stated liquidation preference of $38.25 million, plus accrued dividends. The Series A preferred stock was redeemed on July 16, 2004. Because of the lower interest rate and the tax deductibility of the interest on the debentures, the transaction is estimated to reduce the holding company’s cost of capital after taxes by approximately $550,000 in the third quarter.

“Our strategy to be Chicago’s business bank produced good loan growth across all major customer segments in the second quarter. Strong noninterest deposit growth is another indicator of expansion in our commercial banking business, “ said Jeffrey W. Taylor, Chairman and Chief

Executive Officer of Taylor Capital Group. “Second quarter financial performance also reflects costs associated with expense management initiatives that are improving operating efficiency. Business growth combined with greater operating efficiency will contribute to improved financial performance.”

Net Interest Income

Net interest income was $23.5 million during the second quarter of 2004 compared to $24.3 million during the same quarter in 2003, a decrease of $813,000 or 3.3%. Net interest income for the second quarter of 2004 was $391,000 higher than the first quarter’s net interest income of $23.1 million. Our net interest income has declined in comparison to 2003, despite the increase in average interest-earning assets, because of compression in our net interest margin. The net interest margin, which is calculated by dividing taxable equivalent net interest income by average interest-earning assets, was 3.66% during the second quarter of 2004 compared to 3.73% in the first quarter of 2004 and 4.00% during the second quarter in 2003. For the year-to-date periods, net interest income during the first six months of 2004 was $46.6 million compared to $48.5 million during the same period in 2003, a decrease of $1.9 million, or 3.9%. The tax equivalent net interest margin decreased to 3.70% during the year-to-date 2004 period as compared to 4.07% during the same period in 2003.

The ongoing low interest rate environment has had a continuing negative impact on the Company’s net interest margin. The yield on interest-earning assets has declined as cash flows from loan and securities repayments were reinvested at current lower interest rates. The yield on interest-earning assets declined 13 basis points from the first quarter of 2004 and 62 basis points from the second quarter of 2003. At the same time, the rate paid on interest-bearing liabilities in the second quarter of 2004 declined 5 basis points from the first quarter of 2004 and declined 27 basis points from the second quarter of 2003.

“Our balance sheet is structured so that our net interest income earnings stream will benefit from a rising rate environment,” said Bruce W. Taylor, President and CEO of Cole Taylor Bank. “We view the recent increase in short-term interest rates as providing potential opportunities to enhance our net interest margin.”

Average interest-earning assets were $2.61 billion during the second quarter of 2004 compared to $2.52 billion during the first quarter in 2004 and $2.47 billion during the second quarter of 2003, representing increases of $92.8 million and $143.1 million, respectively. The higher volume of interest-earning assets during the second quarter of 2004 was primarily produced by higher average loan and investment balances. Average loans increased $45.9 million, or 2.3%, to $2.02 billion in the second quarter of 2004 as compared to the first quarter of 2004. Average investment securities increased $44.3 million, or 8.2%, to $586.1 million in the second quarter of 2004 as compared to the first quarter of 2004. In comparison to the second quarter of 2003, second quarter 2004 average loans and investments increased $103.3 million and $69.7 million, respectively.

The following table presents the tax equivalent yield on average interest-earning assets and rates paid on average interest-bearing liabilities for the periods indicated. The table adjusts tax-exempt interest income on an equivalent before-tax basis assuming an effective tax rate of 35%.

	Tax Equivalent Yield or Rate
	2004		2003
	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
INTEREST-EARNING ASSETS:
Investment securities	4.20%	4.26%	4.50%	4.70%	5.02%

Cash equivalents	1.00	0.97	0.96	0.95	1.16

Loans:
Commercial and commercial real estate	5.27	5.37	5.50	5.74	5.91
Residential real estate mortgages	5.32	5.48	5.29	5.71	5.89
Home equity and consumer	4.81	4.94	4.92	4.87	5.06

Net loans, including loan fees	5.39	5.52	5.70	6.02	6.00

Total interest-earning assets (tax equivalent)	5.10	5.23	5.37	5.62	5.72

INTEREST-BEARING LIABILITIES:
Interest-bearing deposits:
Interest-bearing demand deposits	0.65	0.69	0.71	0.76	0.94
Savings deposits	0.32	0.31	0.32	0.36	0.40
Time deposits	2.13	2.26	2.32	2.42	2.56

Total interest-bearing deposits	1.54	1.61	1.61	1.73	1.87

Short-term borrowings	0.86	0.87	0.83	0.83	1.09
Notes payable and FHLB advances	4.54	4.32	4.06	4.06	3.76
Junior subordinated debentures	10.32	11.11	11.15	11.15	11.54

Total interest-bearing liabilities	1.83	1.88	1.89	1.98	2.10

Net interest spread (tax equivalent)	3.27%	3.35%	3.48%	3.64%	3.62%

Net interest margin (tax equivalent)	3.66%	3.73%	3.89%	4.04%	4.00%

Noninterest Income

The following table presents the major categories of noninterest income for the periods indicated:

	For Three Months Ended June 30,		For Six Months Ended June 30,
	2004	2003	2004	2003
	(in thousands)
Service charges	$2,848	$3,135	$5,631	$6,283
Trust and investment management fees	1,333	1,120	2,571	2,183
Other noninterest income	123	722	777	1,046

Total noninterest income	$4,304	$4,977	$8,979	$9,512

The decrease in noninterest income for both the quarterly and six-month periods was due to lower commercial service charges and other noninterest income. This decrease was partially offset by higher trust and investment management fees.

Noninterest Expense

The following table presents the major categories of noninterest expense for the periods indicated:

	For the Three Months Ended			For the Six Months Ended
	June 30, 2004	March 31, 2004	June 30, 2003	June 30, 2004	June 30, 2003
	(in thousands)

Salaries and employee benefits	$9,594	$10,731	$10,598	$20,325	$21,437

Occupancy of premises, furniture and equipment	2,973	2,942	2,538	5,915	4,928

Holding company legal fees, net	238	162	305	400	(1,340)

Bank legal fees, net	436	167	434	603	1,063

Advertising and public relations	745	422	752	1,167	2,082

Corporate insurance	650	622	728	1,272	1,561

Computer processing	478	434	515	912	1,013

Other noninterest expense	3,302	3,303	3,353	6,605	6,929

Total noninterest expense	$18,416	$18,783	$19,223	$37,199	$37,673

Total operating expenses for the second quarter of 2004 decreased from the first quarter of 2004 and the second quarter of 2003 as the benefit of our expense management initiatives more than offset the costs incurred to execute those initiatives. Salaries and benefits in the second quarter of 2004 were lower than those in the first quarter of 2004 and the second quarter of 2003 notwithstanding the annual merit increases granted to staff on April 1, 2004. Noninterest expense in the second quarter of 2004 included $596,000 in severance and outplacement expense compared to $537,000 in the first quarter of 2004 and $132,000 in the second quarter of 2003. Positions with annual salaries totaling $3.0 million were eliminated during the first half of 2004. Advertising cost in the second quarter of 2004 included a charge of $398,000 to write off the remaining capitalized cost of television commercial production as the television campaign was discontinued.

Total noninterest expense for the first half of 2004 was essentially unchanged from the first half of 2003. Partially offsetting the positive impact of reduced salaries and benefits in 2004, occupancy of premises and furniture and equipment expense increased $987,000 during the first six months of 2004 as compared to 2003, largely related to our corporate center consolidation. Also impacting comparability, the first half of 2003 included a $2.1 million non-recurring reimbursement of holding company legal fees.

We consummated the sale of our Burbank facility in late June, with minimal impact to earnings. In addition, we opened a new leased 2,500 square-foot branch in Itasca in June 2004. We are continuing to evaluate and negotiate alternatives regarding our Wheeling facility. In order to avoid the uncertainty associated with leasing our excess space at the Wheeling facility, we may elect to completely exit our lease obligation. If consummated, this strategy could result in the recognition of an additional charge to earnings.

Loan Portfolio

The following table presents the composition of the loan portfolio as of the dates indicated:

	June 30, 2004	December 31, 2003
	(in thousands)
Commercial and industrial	$597,757	$589,987
Commercial real estate secured	706,296	642,364
Real estate-construction	436,925	364,294
Residential real estate mortgages	68,286	86,710
Home equity loans and lines of credit	228,196	253,006
Consumer	21,320	24,636
Other loans	1,552	1,330

Gross loans	2,060,332	1,962,327
Less: Unearned discount	(249)	(319)

Total loans	$2,060,083	$1,962,008

Total loans increased by $98.1 million, or 5.0% to $2.06 billion at June 30, 2004. The increase was primarily in loans secured by real estate. Total commercial loans, which includes commercial and industrial, commercial real estate secured and real estate-construction, grew $144.3 million, or 9.0% during the first half 2004. Total consumer-oriented loans, which includes residential real estate mortgages, home equity loans and lines of credit and consumer loans, decreased $46.6 million, or 12.8%, primarily as a result of our decision to deemphasize origination of these consumer-oriented loans.

Loan Quality and Nonperforming Assets

The following table presents the amounts of nonperforming assets and other related data as of the dates indicated:

	June 30, 2004	Mar. 31, 2004	Dec. 31, 2003	Sept. 30, 2003	June 30, 2003
	(dollars in thousands)
Loans contractually past due 90 days or more but still accruing interest	$4,243	$3,092	$4,728	$4,958	$3,498

Nonaccrual loans	18,542	14,590	18,056	14,271	14,021

Total nonperforming loans	22,785	17,682	22,784	19,229	17,519

Other real estate owned	1,506	1,563	141	897	1,550

Other repossessed assets	—	33	23	21	32

Total nonperforming assets	$24,291	$19,278	$22,948	$20,147	$19,101

Nonperforming loans to total loans	1.11%	0.88%	1.16%	1.02%	0.92%

Nonperforming assets to total loans plus repossessed property	1.18%	0.95%	1.17%	1.07%	1.00%

Nonperforming assets to total assets	0.88%	0.71%	0.88%	0.78%	0.72%

Restructured loans not included in nonperforming assets	$—	$—	$130	$175	$1,216

Impaired loans	$19,698	$17,057	$24,347	$31,216	$21,063

The level of nonperforming loans increased to $22.8 million at June 30, 2004, or 1.11% of total loans, from $17.7 million, or 0.88% of total loans, at March 31, 2004. The level of impaired loans also increased at June 30, 2004 compared to March 31, 2004. The level of nonperforming assets at June 30, 2004 increased to $24.3 million, from $22.9 million at December 31, 2003.

Allowance for Loan Losses

The following table presents the activity in our allowance for loan losses and other related data for the periods indicated:

	For the Quarter Ended
	June 30, 2004	Mar. 31, 2004	Dec. 31, 2003	Sept. 30, 2003	June 30, 2003	Mar. 31, 2003
	(dollars in thousands)
Average total loans	$2,016,811	$1,970,937	$1,904,430	$1,898,504	$1,913,540	$1,877,768

Total loans at end of quarter	$2,060,083	$2,017,716	$1,962,008	$1,890,783	$1,905,862	$1,884,744

Allowance for loan losses:
Allowance at beginning of quarter	$35,225	$34,356	$34,502	$36,157	$35,697	$34,073

Charge-offs	(1,739)	(2,206)	(3,066)	(4,740)	(1,329)	(813)
Recoveries	693	325	220	385	256	137

Net charge-offs	(1,046)	(1,881)	(2,846)	(4,355)	(1,073)	(676)

Provision for loan losses	2,750	2,750	2,700	2,700	1,533	2,300

Allowance at end of quarter	$36,929	$35,225	$34,356	$34,502	$36,157	$35,697

Net charge-offs to average total loans	0.21%	0.38%	0.60%	0.92%	0.22%	0.14%
Allowance to total loans at end of quarter	1.79%	1.75%	1.75%	1.82%	1.90%	1.89%
Allowance to nonperforming loans	162.08%	199.21%	150.79%	179.43%	206.39%	225.22%

Our allowance for loan losses was $36.9 million at June 30, 2004, or 1.79% of end-of-period loan balances and 162.08% of nonperforming loans. At December 31, 2003, the allowance for loan losses was $34.4 million, which represented 1.75% of end-of-period loan balances and 150.79% of nonperforming loans.

Net charge-offs for the first half of 2004 were $2.9 million, or 0.29% of average loans on an annualized basis. In comparison, net charge-offs as a percentage of average total loans were 0.47% for the year ended December 31, 2003. Our provision for loan losses during the second quarter of 2004 was $2.75 million, the same as the provision for the first quarter of 2004 and $1.22 million higher than the $1.53 million provision during the second quarter in 2003. The increased provision in 2004 was primarily attributable to loan growth as well as to higher net charge-offs.

Funding Liabilities

Total deposits were $2.17 billion at June 30, 2004, an increase of $159.1 million, or 7.9%, as compared to $2.01 billion at December 31, 2003. Our short-term borrowings, which are comprised primarily of securities sold under agreements to repurchase, decreased $22.0 million to $197.1 million at June 30, 2004 as compared to $219.1 million at December 31, 2003. The majority of the increase in funding at June 30, 2004 came from out-of-local-market funding sources. Total out-of-market and brokered certificates of deposit totaled $475.4 million at June 30, 2004 as compared to $436.3 million at March 31, 2004 and $362.2 million at December 31, 2003.

Management believes it is more appropriate to evaluate trends in funding by changes in average deposit balances. The following table presents the distribution of our average deposit account balances during each of the quarterly periods indicated:

	For the Quarter Ended
	June 30, 2004		March 31, 2004		June 30, 2003
	Average Balance	Percent Of Deposits	Average Balance	Percent Of Deposits	Average Balance	Percent Of Deposits
	(dollars in thousands)
Noninterest-bearing demand deposits	$442,258	20.9%	$408,822	20.1%	$368,073	18.7%
Interest-bearing demand deposits	553,908	26.2	561,147	27.5	560,450	28.4
Savings deposits	91,547	4.3	91,161	4.5	91,598	4.7
Time deposits:
Certificates of deposit	507,332	24.0	511,590	25.1	461,985	23.4
Out-of-market certificates of deposit	91,491	4.3	85,734	4.2	98,310	5.0
Brokered certificates of deposit	358,160	17.0	316,698	15.5	311,316	15.8
Public Funds	70,405	3.3	63,006	3.1	79,279	4.0

Total time deposits	1,027,388	48.6	977,028	47.9	950,890	48.2

Total deposits	$2,115,101	100.0%	$2,038,158	100.0%	$1,971,011	100.0%

During the second quarter of 2004, total average noninterest-bearing deposits increased $33.4 million, or 8.2% from the first quarter of 2004 and $74.2 million, or 20.2% from the second quarter of 2003. Total average out-of-market and brokered certificates of deposit averaged $449.7 million during the second quarter of 2004, as compared to $402.4 million during the first quarter of 2004 and $409.6 million during the second quarter of 2003.

Taylor Capital Group, Inc. is a bank holding company headquartered in Rosemont, Illinois, a suburb of Chicago. The Company derives virtually all of its revenue from its subsidiary, Cole Taylor Bank, which presently operates 11 banking centers throughout the Chicago metropolitan area.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “could” and “estimate” and similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities in 2004 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks, uncertainties and other factors include, without limitation: the effect on our profitability if historically low interest rates continue or if interest rates fluctuate as well as the effect of any imbalances in the interest rate sensitivities of our assets and liabilities; the possibility that our wholesale funding sources may prove insufficient to replace deposits at maturity and support our growth; the risk that our allowance for loan losses may prove insufficient to absorb potential losses in our loan portfolio; possible volatility in loan charge-offs and recoveries between periods; the effectiveness of our hedging transactions and their impact on our future results of operations; the risks associated with implementing our business strategy and managing our growth effectively; the risks associated with our reliance on third-party professionals who provide certain financial services to our customers; changes in general economic conditions, interest rates, deposit flows, loan demand, competition, legislation or regulatory and accounting principles, policies or guidelines, as well as other economic, competitive, governmental, regulatory and technological factors impacting our operations.

For further information about these and other risks, uncertainties and factors, please review the disclosure included in our December 31, 2003 Annual Report on Form 10-K under the caption “Risk Factors.”

You should not place undue reliance on any forward-looking statements. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements or risk factors, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release.

Contact:

For Taylor Capital Group, Inc.

Heidi Hookstadt (847-653-7555)

TAYLOR CAPITAL GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	(Unaudited) June 30, 2004	December 31, 2003
ASSETS
Cash and cash equivalents	$78,806	$88,504
Investment securities	564,398	488,302
Loans, net of allowance for loan losses of $36,929 and $34,356 at June 30, 2004 and December 31, 2003, respectively	2,023,154	1,927,652
Premises, leasehold improvements and equipment, net	17,817	20,548
Investment in Federal Home Loan Bank and Federal Reserve Bank stock	12,294	12,058
Other real estate and repossessed assets, net	1,506	164
Goodwill	23,354	23,354
Other assets	46,694	43,074

Total assets	$2,768,023	$2,603,656

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$453,968	$445,193
Interest-bearing	1,718,212	1,567,891

Total deposits	2,172,180	2,013,084
Short-term borrowings	197,127	219,108
Accrued interest, taxes and other liabilities	40,031	39,479
Notes payable and FHLB advances	95,500	110,500
Junior subordinated debentures	87,638	45,000

Total liabilities	2,592,476	2,427,171

Stockholders’ equity:
Preferred stock	38,250	38,250
Common stock	98	98
Surplus	144,572	143,918
Unearned compensation - stock grants	(1,012)	(1,138)
Retained earnings (deficit)	3,321	(2,106)
Accumulated other comprehensive income/(loss)	(2,625)	4,520
Treasury stock	(7,057)	(7,057)

Total stockholders’ equity	175,547	176,485

Total liabilities and stockholders’ equity	$2,768,023	$2,603,656

TAYLOR CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

(in thousands, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2004	2003	2004	2003
Interest income:
Interest and fees on loans	$26,965	$28,596	$53,964	$56,924
Interest and dividends on investment securities:
Taxable	5,375	5,574	10,355	11,356
Tax-exempt	504	586	1,017	1,183
Interest on cash equivalents	25	117	43	197

Total interest income	32,869	34,873	65,379	69,660

Interest expense:
Deposits	6,415	7,472	12,942	15,080
Short-term borrowings	522	673	1,021	1,262
Notes payable and FHLB advances	1,078	1,123	2,172	2,324
Junior subordinated debentures	1,361	1,299	2,649	2,509

Total interest expense	9,376	10,567	18,784	21,175

Net interest income	23,493	24,306	46,595	48,485
Provision for loan losses	2,750	1,533	5,500	3,833

Net interest income after provision for loan losses	20,743	22,773	41,095	44,652

Noninterest income:
Service charges	2,848	3,135	5,631	6,283
Trust and investment management fees	1,333	1,120	2,571	2,183
Other noninterest income	123	722	777	1,046

Total noninterest income	4,304	4,977	8,979	9,512

Noninterest expense:
Salaries and employee benefits	9,594	10,598	20,325	21,437
Occupancy of premises	2,054	1,773	3,861	3,356
Furniture and equipment	919	765	2,054	1,572
Legal fees, net	674	739	1,003	(277)
Advertising and public relations	745	752	1,167	2,082
Corporate insurance	650	728	1,272	1,561
Computer processing	478	515	912	1,013
Other noninterest expense	3,302	3,353	6,605	6,929

Total noninterest expense	18,416	19,223	37,199	37,673

Income before income taxes	6,631	8,527	12,875	16,491
Income taxes	2,324	2,988	4,432	5,827

Net income	$4,307	$5,539	$8,443	$10,664

Preferred dividend requirements	(1,014)	(861)	(1,875)	(1,721)

Net income applicable to common stockholders	$3,293	$4,678	$6,568	$8,943

Basic earnings per common share	$0.35	$0.50	$0.69	$0.95
Diluted earnings per common share	0.34	0.49	0.68	0.94

Taylor Capital Group, Inc.	Page 1
Summary of Selected Quarterly Financial Data
Dollars in Thousands
Unaudited

	Year-to-Date June 30,		2004		2003
	2004	2003	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Condensed Income Data:
Interest income	$65,379	$69,660	$32,869	$32,510	$32,648	$34,576	$34,873
Interest expense	18,784	21,175	9,376	9,408	9,123	9,856	10,567

Net interest income	46,595	48,485	23,493	23,102	23,525	24,720	24,306
Provision for loan losses	5,500	3,833	2,750	2,750	2,700	2,700	1,533

Net interest income after provision for loan losses	41,095	44,652	20,743	20,352	20,825	22,020	22,773
Noninterest income:
Service charges	5,631	6,283	2,848	2,783	2,924	3,129	3,135
Trust and investment mgmt. fees	2,571	2,183	1,333	1,238	1,350	1,319	1,120
Other	777	1,046	123	654	665	142	722

Total noninterest income	8,979	9,512	4,304	4,675	4,939	4,590	4,977
Noninterest expense:
Salaries and employee benefits	20,325	21,437	9,594	10,731	9,424	10,205	10,598
Occupancy, furniture and equipment	5,915	4,928	2,973	2,942	2,925	2,807	2,538
Lease abandonment charge	—	—	—	—	3,534	—	—
Legal fees, net	1,003	(277)	674	329	651	569	739
Advertising and public relations	1,167	2,082	745	422	484	484	752
Other	8,789	9,503	4,430	4,359	5,527	4,940	4,596

Total noninterest expense	37,199	37,673	18,416	18,783	22,545	19,005	19,223

Income before income taxes	12,875	16,491	6,631	6,244	3,219	7,605	8,527
Income tax expense	4,432	5,827	2,324	2,108	728	2,013	2,988

Net income	$8,443	$10,664	$4,307	$4,136	$2,491	$5,592	$5,539

Preferred dividend requirement	(1,875)	(1,721)	(1,014)	(861)	(860)	(861)	(861)

Net income available to common stockholders	$6,568	$8,943	$3,293	$3,275	$1,631	$4,731	$4,678

Per Share Data:
Net income per common share:
Basic	$0.69	$0.95	$0.35	$0.35	$0.17	$0.50	$0.50
Diluted	0.68	0.94	0.34	0.34	0.17	0.50	0.49
Cash dividends per common share	0.12	0.12	0.06	0.06	0.06	0.06	0.06
Book value per common share	14.42	14.53	14.42	15.10	14.57	14.77	14.53
Dividend payout ratio	17.65%	12.77%	17.65%	17.65%	35.29%	12.00%	12.24%
Weighted average shares-basic	9,495,701	9,436,209	9,500,486	9,490,917	9,470,030	9,454,466	9,444,997
Weighted average shares-diluted	9,591,459	9,485,210	9,557,106	9,623,105	9,595,062	9,545,388	9,511,164
Shares outstanding-end of period	9,518,556	9,450,006	9,518,556	9,497,789	9,486,724	9,457,811	9,450,006

Average Balance Sheet Data (1):
Total assets	$2,681,010	$2,560,072	$2,726,271	$2,635,749	$2,557,358	$2,589,018	$2,593,573
Investments	563,989	506,868	586,149	541,829	494,017	509,420	516,462
Cash equivalents	8,582	33,361	9,902	7,262	43,424	62,522	39,770
Loans	1,993,874	1,895,753	2,016,811	1,970,937	1,904,430	1,898,504	1,913,540
Total interest-earning assets	2,566,445	2,435,982	2,612,862	2,520,028	2,441,871	2,470,446	2,469,772
Interest-bearing deposits	1,651,089	1,585,314	1,672,843	1,629,336	1,549,526	1,612,321	1,602,938
Borrowings	335,563	350,562	339,976	331,149	316,284	316,304	365,835
Junior subordinated debentures	49,572	45,000	52,744	46,400	45,000	45,000	45,000
Total interest-bearing liabilities	2,036,224	1,980,876	2,065,563	2,006,885	1,910,810	1,973,625	2,013,773
Noninterest-bearing deposits	425,540	371,126	442,258	408,822	430,027	405,001	368,073
Total stockholders’ equity	178,347	170,929	177,975	178,719	177,105	171,442	172,324

Performance Ratios (annualized):
Return on average assets	0.63%	0.83%	0.63%	0.63%	0.39%	0.86%	0.85%
Return on average equity	9.47%	12.48%	9.68%	9.26%	5.63%	13.05%	12.86%

Tax Equivalent Net Interest Margin:
Net interest income as stated	$46,595	$48,485	$23,493	$23,102	$23,525	$24,720	$24,306
Add: Tax equivalent adjust.-investment (2)	553	647	274	279	304	312	321
Tax equivalent adjust.-loans (2)	91	88	47	44	50	43	44

Tax equivalent net interest income	$47,239	$49,220	$23,814	$23,425	$23,879	$25,075	$24,671

Net interest margin without tax adjust.	3.65%	4.00%	3.61%	3.68%	3.83%	3.98%	3.94%
Net interest margin - tax equivalent (2)	3.70%	4.07%	3.66%	3.73%	3.89%	4.04%	4.00%
Yield on investments without tax adjust.	4.03%	4.95%	4.01%	4.06%	4.25%	4.45%	4.77%
Yield on investments - tax equivalent (2)	4.23%	5.20%	4.20%	4.26%	4.50%	4.70%	5.02%
Yield on loans without tax adjust.	5.44%	6.05%	5.38%	5.51%	5.69%	6.01%	5.99%
Yield on loans - tax equivalent (2)	5.45%	6.06%	5.39%	5.52%	5.70%	6.02%	6.00%
Yield on earning assets without tax adjust.	5.12%	5.75%	5.05%	5.18%	5.31%	5.56%	5.66%
Yield on earning assets - tax equivalent (2)	5.17%	5.81%	5.10%	5.23%	5.37%	5.62%	5.72%
Yield on interest-bearing liabilities	1.85%	2.15%	1.83%	1.88%	1.89%	1.98%	2.10%
Net interest spread - without tax adjust.	3.27%	3.60%	3.22%	3.30%	3.42%	3.58%	3.56%
Net interest spread - tax equivalent (2)	3.32%	3.66%	3.27%	3.35%	3.48%	3.64%	3.62%
Average interest-earning assets to average interest-bearing liabilities	126.04%	122.97%	126.50%	125.57%	127.79%	125.17%	122.64%

Taylor Capital Group, Inc.
Summary of Selected Quarterly Financial Data
Dollars in Thousands	Page 2
Unaudited

	June 30, 2004	June 30, 2003	Mar. 31, 2004	Dec. 31, 2003	Sept. 30, 2003
Condensed Balance Sheet Data:
Total assets	$2,768,023	$2,639,566	$2,717,854	$2,603,656	$2,595,035
Investment securities	564,398	497,166	577,480	488,302	498,074
Total loans	2,060,083	1,905,862	2,017,716	1,962,008	1,890,783
Allowance for loan losses	36,929	36,157	35,225	34,356	34,502
Goodwill	23,354	23,354	23,354	23,354	23,354
Total deposits	2,172,180	2,046,576	2,082,070	2,013,084	2,025,449
Short-term borrowings	197,127	226,634	273,397	219,108	198,645
Notes payable and FHLB advances	95,500	110,500	95,500	110,500	110,500
Junior subordinated debentures	87,638	45,000	46,400	45,000	45,000
Preferred stock	38,250	38,250	38,250	38,250	38,250
Common stockholders’ equity	137,297	137,267	143,412	138,235	139,739
Total stockholders’ equity	175,547	175,517	181,662	176,485	177,989

Asset Quality Ratios:
Nonperforming loans	$22,785	$17,519	$17,682	$22,784	$19,229
Nonperforming assets	24,291	19,101	19,278	22,948	20,147
Allowance for loan losses to total loans	1.79%	1.90%	1.75%	1.75%	1.82%
Allowance for loan losses to nonperforming loans	162.08%	206.39%	199.21%	150.79%	179.43%
Net charge-offs to average total loans (3)	0.29%	0.18%	0.38%	0.47%	0.43%
Nonperforming assets to total loans plus repossessed property	1.18%	1.00%	0.95%	1.17%	1.07%

Capital Ratios (Taylor Capital Group, Inc.):
Total stockholders’ equity to assets	6.34%	6.65%	6.68%	6.78%	6.86%
Average stockholders’ equity to average assets (4)	6.65%	6.68%	6.78%	6.73%	6.66%

Footnotes:

(1)	Average balances are daily averages.
(2)	This adjustment reflects tax-exempt interest income on an equivalent before-tax basis assuming an effective tax rate of 35.0%.
(3)	Based upon year-to-date annualized net charge-offs.
(4)	Based upon year-to-date averages.